Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York Mellon, represents and certifies the following:

(1)	That it previously has filed a Registration Statement on Form F-6 (Aritzia Inc., Registration No. 333-296810) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.
(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK MELLON,
As Depositary

By: /s/ Vanessa Salazar

Name: Vanessa Salazar

Title: Senior Vice President